EXHIBIT 99

MARK TARNAKOW JOINS SUPERIOR BANCORP
AS CHIEF FINANCIAL OFFICER

FOR IMMEDIATE RELEASE

BIRMINGHAM, AL - April 27, 2007 - Superior Bancorp (NASDAQ: SUPR) announced today that Mark Tarnakow has joined the Superior Bancorp management team as Chief Financial Officer. Tarnakow joins Superior from Regions Financial Corporation where he was the Regional Financial Officer for the Midwest Banking Group. In his role at Regions, Tarnakow was responsible for directing the financial management activity across a five-state region with 240 offices totaling $6.2 billion in assets.

Tarnakow received his Bachelor of Science degree from Bob Jones University and his MBA from The Ohio State University. Tarnakow is a Certified Public Accountant and began his career with Arthur Andersen & Company in 1987. In 1992, Tarnakow began his banking career with Banc One Corporation. During his 10 years at Banc One, he held several key financial management leadership positions and received the Project One Champion award for his work in the area of financial modeling. In 2002, Tarnakow joined Regions and later relocated to Birmingham where he is involved with several local civic and service organizations.

Superior Bancorp Chairman and CEO Stan Bailey said, “We are delighted about Mark’s joining the Superior team. With the company’s focus on earnings and shareholder value creation, his ability to lead and communicate will be instrumental to Superior’s financial success. We believe that the financial management leadership and energy he brings will add significant value to our organization.”

Mark Tarnakow, Chief Financial Officer added, “I am excited about the opportunity to join Superior at a point in its strategic plan where my experience and expertise can contribute directly to its financial and value creation objectives. Executive management’s commitment to superior quality and performance was the key factor in my decision to join Superior.”

About Superior Bancorp

Superior Bancorp is a $2.4 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community federal savings bank. Superior Bank has 60 branches with 38 locations throughout the state of Alabama and 22 locations in Florida. In addition, Superior Bank currently has 11 new branches planned for Northeast Alabama and Florida during 2007 and 2008.

Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee and Panama City, Florida and operates 19 consumer finance offices in Northeast Alabama as First Community Credit and Superior Financial Services.

Upon completion of the recently announced merger with People’s Community Bancshares, Inc., Superior Bank will become a $2.8 billion community bank with 63 banking offices from Huntsville, Alabama to Sarasota, Florida.

Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such "forward-looking statements," wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward- looking statements." Such "forward-looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward-looking statements," some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.

Superior Bancorp disclaims any intent or obligation to update "forward- looking statements."

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK (2265).